UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2010

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15827 (Commission File Number)	38-3519512 (IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan (Address of Principal Executive Offices)	48111 (Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 1 to Form 8-K is filed to amend the information set forth under the caption “Item 3.02. Unregistered Sale of Equity Securities” in the initial Form 8-K dated October 1, 2010 (the “Initial Filing”) to reflect that, under the Plan, an aggregate of 2,500,000 shares of the Company’s New Common Stock will be issued to holders of the Company’s 7.00% Notes, 8.25% Notes and 12.25% Notes.
     This amendment does not otherwise modify or update any disclosures made in the Initial Filing or exhibits to the Initial Filing. The information set forth in Items 1.01, 1.02, 2.03, 3.03, 5.02, 5.03, 8.01 and 9.01 of the Initial Filing and the exhibits to the Initial Filing are incorporated herein by reference.
     Item 3.02 of the Initial Filing is hereby amended and restated in its entirety to read as follows:

Item 3.02.	Unregistered Sale of Equity Securities.
     On the Effective Date the Company issued (or as soon as practicable thereafter will issue):
•	up to 1,020,408 shares of the Company’s New Common Stock to holders of the Company’s Old Common Stock;

•	an aggregate of 2,500,000 shares of the Company’s New Common Stock to the holders of the 7.00% Notes, 8.25% Notes and 12.25% Notes;

•	up to 1,577,951 Five Year Warrants to holders of the Company’s Old Common Stock; and

•	2,355,000 Ten Year Warrants to holders of the 12.25% Notes.
     The shares of New Common Stock and the Warrants described above were issued pursuant to Section 1145 of the Bankruptcy Code which generally exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and state laws if certain requirements are satisfied. As a result, the shares of New Common Stock and the Warrants issued as described above generally may be resold without registration under the Securities Act, unless the seller is an “underwriter” with respect to those securities as defined by Section 1145(b)(1) of the Bankruptcy Code.
     In addition, as provided for in the Plan, the Company issued 1,666,667 shares of New Common Stock to certain of the Company’s officers, directors and employees as grants of restricted stock pursuant to the Incentive Plan. One-sixth of these shares vest twenty-one days after the Effective Date, one-sixth of these shares vest on the first anniversary of the Effective Date, one-third of these shares vest on the second anniversary of the Effective Date, and one-third of these shares vest on the third anniversary of the Effective Date. These shares were issued pursuant to a registration statement, and, as a result, the Company expects the shares to be freely tradable to the extent vested, subject to the volume and manner of sale limitations of Rule 144 in the case of shares held by the Company’s affiliates.
     The Company also issued 45,145,000 shares of New Common Stock to certain investors in a private offering exempt from registration under the Securities Act. These shares were offered and sold only to “qualified institutional buyers” (as defined by Rule 144A) and “accredited investors” (as defined by Rule 501), and have not been registered under the Securities Act or the securities laws of any other jurisdiction. As a result, these shares constitute “restricted securities” as defined by Rule 144 under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. These shares are identified by two separate CUSIPs different from that identifying the remainder of the shares of the Company’s New Common Stock that are not subject to such restrictions (one CUSIP for those shares issued to “accredited investors” and another CUSIP for those shares issued to “qualified institutional buyers”).
Forward-Looking Statements
This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by Visteon may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Visteon’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Visteon’s operations and business environment, which may cause the actual results of Visteon to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of Visteon to continue as a going concern; (ii) Visteon’s ability to maintain contracts and leases that are critical to its operations; (iii) the potential adverse impact of Visteon’s restructuring on its liquidity or results of operations; (iv) the ability of Visteon to execute its business plans and strategy; (v) the ability of Visteon to attract, motivate, and/or retain key executives and associates; (vi) increased competition in the automotive parts supply industry; and (vii) the ability of Visteon to comply with the terms of its exit financing. Visteon undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
October 4, 2010	By:	/s/ Michael K. Sharnas
		Name:	Michael K. Sharnas
		Title:	Vice President and General Counsel

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